UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 29, 2025

Elite Health Systems Inc.
(Exact name of registrant as specified in its charter)

Delaware	000-26575	52-1842411
(State of other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

1131 W 6th Street Ontario, CA		91762
(Address of principal executive offices)		(Zip Code)

Registrant's telephone number, including area code:
(949) 249-1170

Not Applicable
(Former name, former address and former fiscal year, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company         ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01. Entry onto a Material Agreement.

On May 29, 2025, Elite Health Plan, Inc. (“Elite Health Plan”) a wholly owned subsidiary of Elite Health Systems Inc. (the “Registrant”) was awarded a license as a full-service health care service plan pursuant to the provisions of the Knox-Keene Health Care Service Plan Act of 1976 (the “Act”), as amended. Subect to the required approvals from the Centers for Medicare & Medicaid Services (“CMS”), this license authorizes Elite Health Plan to engage in business as a health care service plan within the state of California subject to the provisions of the Act, the rules promulgated pursuant to the Act, and the orders of the director, until such time as the license is suspended or revoked. Elite Health Plan expects to file its calendar year 2026 bid submission to CMS within the next few days. The regulatory process is complex and there can be no assurance that CMS will approve its bid or that, if approved, that Elite Health Plan is able to maintain its license under the Act or its approval from CMS.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 30, 2025

Elite Health Systems Inc.

	By:	/s/ Prasad Jeereddi
	Name:	Prasad Jeereddi
	Title:	Chairman and CEO

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